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Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS
(Thousands of dollars, except per share data)
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                                  Nine Months Ended Sept. 30      Three Months Ended Sept. 30
                                        1997            1996            1997            1996
PRIMARY                           ----------------------------------------------------------------
Average shares outstanding             62,727,242      62,841,106      62,977,635      62,848,820
Net effect of stock
  options - based on the
  treasury stock method using
  average market price                  (1)             (1)             (1)             (1)
                                  ----------------------------------------------------------------
                                       62,727,242      62,841,106      62,977,635      62,848,820

Net income (loss)                        $123,796         $99,907         $37,790         $31,785

     Per-share amount                       $1.97           $1.59           $0.60           $0.51
                                            =====           =====           =====           =====

FULLY DILUTED
Average shares outstanding             62,727,242      62,841,106      62,977,635      62,848,820
Net effect of dilutive stock
  options - based on the
  treasury stock method using
  the average quarterly market
  price, if higher than exercise
  price                                 1,346,628         549,254       1,605,208         416,998
                                  ----------------------------------------------------------------
                                       64,073,870      63,390,360      64,582,843      63,265,818

Net income (loss)                        $123,796         $99,907         $37,790         $31,785

     Per-share amount                       $1.93           $1.58           $0.59           $0.50
                                            =====           =====           =====           =====

(1) Incremental number of shares excluded from calculation since they do not have a dilutive effect.
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